UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010

DreamWorks Animation SKG, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California	91201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 695-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 12, 2010, DreamWorks Animation SKG, Inc. (the “Company”) held its Annual Meeting of Stockholders. The agenda items for such meeting are shown below along with the vote of the Company’s Class A and Class B common stock with respect to such agenda items.

1.	Election of 10 directors to serve for the ensuing year or until their successors are duly elected and qualified.

	Votes Cast For	Votes Withheld	Broker Non-Votes
Jeffrey Katzenberg	205,678,998	21,402,038	5,324,321
Roger A. Enrico	226,415,309	665,727	5,324,321
Harry Brittenham	226,467,698	613,338	5,324,321
Lewis. W Coleman	224,069,347	3,011,689	5,324,321
Thomas Freston	223,126,643	3,954,393	5,324,321
Judson C. Green	226,813,973	267,063	5,324,321
Mellody Hobson	223,202,829	3,878,207	5,324,321
Michael J. Montgomery	226,806,146	274,890	5,324,321
Nathan Myhrvold	223,237,739	3,843,297	5,324,321
Richard Sherman	226,334,324	746,712	5,324,321

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for the year ending December 31, 2010.

Number of Votes
Votes for	227,801,566
Votes against	4,585,318
Votes abstained	18,473

3.	Approval of the adoption of the 2010 Employee Stock Purchase Plan.

Number of Votes
Votes for	223,823,060
Votes against	1,175,023
Votes abstained	1,482,953
Broker non-votes	5,324,321

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DreamWorks Animation SKG, Inc.

Date: May 14, 2010	By:	/s/ LEWIS W. COLEMAN
Lewis W. Coleman
President and Chief Financial Officer

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